Exhibit 5.1

Josh Seidenfeld

+1 650 843 5862

jseidenfeld@cooley.com

April 5, 2024

Aspira Women’s Health Inc.

12117 Bee Caves Road, Building Three, Suite 100

Austin, TX 78738

Ladies and Gentlemen:

We have acted as counsel to Aspira Women’s Health Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus included in the Registration Statement (the “Prospectus”), covering the registration for resale of up to 1,571,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), issuable upon the exercise of warrants to purchase shares of Common Stock (the “Warrants”). The Warrants were issued by the Company pursuant to those certain Securities Purchase Agreements (the “Purchase Agreements”) each dated as of January 26, 2024.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Purchase Agreements, the Warrants, the Company’s certificate of incorporation and bylaws, each as currently in effect, and such other records, documents, opinions, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state antifraud law, rule or regulation relating to securities or to the sale or issuance thereof.

We express no opinion to the extent that future issuances of securities of the Company, adjustments to outstanding securities of the Company or other matters cause the Warrants to be exercisable for more shares of Common Stock than the number available for issuance by the Company. Further, we have assumed that the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the Common Stock.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the matters expressly set forth in this letter, and no opinion should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Cooley LLP  3175 Hanover Street  Palo Alto, CA  94304

T: +1 650 843-5000  F: +1 650 849-7400  cooley.com

April 5, 2024

Page Two

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
Cooley LLP

By:	/s/ Josh Seidenfeld
Josh Seidenfeld

Cooley LLP 3175 Hanover Street Palo Alto, CA 94304

T: +1 650 843-5000 F: +1 650 849-7400 cooley.com